Exhibit 10.2

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

by and between

MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP,
an Oklahoma limited partnership

( “Seller”)

and

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

(“Buyer”)

TABLE OF CONTENTS
Page No.

1.	PURCHASE AND SALE 1

2.	PURCHASE PRICE 2

3.	PAYMENT OF PURCHASE PRICE 2

4.	BUYER’S REMEDIES 3

5.	ESCROW INSTRUCTIONS 4

6.	CLOSING 5

7.	BUYER’S REVIEW 5

8.	REPRESENTATIONS AND WARRANTIES 9

9.	COVENANTS 12

10.	ADJUSTMENTS AND PRORATIONS 14

11.	CLOSING DOCUMENTS 16

12.	COSTS 16

13.	CASUALTY OR CONDEMNATION 17

14.	ATTORNEYS’ FEES 17

15.	ASSIGNMENT 17

16.	WAIVER 18

17.	GOVERNING LAW; TIME 18

18.	NOTICES 18

19.	ENTIRE AGREEMENT 19

20.	COUNTERPARTS; COPIES 19

21.	AUTHORITY 19

22.	RECORD ACCESS AND RETENTION 19

23.	CONTRACT CONSIDERATION 20

24.	DISCLAIMER 20

EXHIBITS

Exhibit “A”	Real Property Description
Exhibit “B”	Personal Property Description
Exhibit “C”	Due Diligence Documents
Exhibit “D”	Form of Deed
Exhibit “E”	Form of General Assignment
Exhibit “F”	Form of Bill of Sale
Exhibit “G”	Form of Non-Foreign Certificate
Exhibit “H”	Form of Tenant Notice

SCHEDULES

Schedule 1	Leases
Schedule 2	Contracts
Schedule 3	Approvals

PURCHASE AND SALE AGREEMENT
AND JOINT ESCROW INSTRUCTIONS

This PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (“Agreement”) is made and entered into as of the 27th day of January, 2012, by and between MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership (“Seller”), and STEADFAST ASSET HOLDINGS, INC., a California corporation (“Buyer”), with reference to the following facts:
RECITALS:
A.Seller is the fee owner of that certain land with a multi-family housing project situated thereon, which is located at 10900 S. Pennsylvania Avenue, Oklahoma City, Oklahoma, and more particularly described in Exhibit “A” attached hereto (together with all structures, improvements, machinery, fixtures and equipment affixed or attached to the land, the “Real Property”).
B.    Seller desires to sell the Real Property, along with certain related personal and intangible property, to Buyer, and Buyer desires to purchase such real, personal, and intangible property from Seller in accordance with the terms and conditions hereinafter set forth.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto mutually agree as follows:
1.PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, and for the consideration herein set forth, Seller agrees to sell and transfer, and Buyer agrees to purchase and acquire, all of Seller’s right, title, and interest in and to the following (collectively, the “Property”):
1.1    The Real Property, including, without limitation, water and water rights, if any;
1.2    All easements, licenses, interests, rights, and privileges appurtenant to the Real Property;
1.3    All equipment, tools, machinery, materials, supplies and other tangible personal property owned by Seller and located on or used in connection with or arising out of the ownership of the Real Property as of the date hereof, as more particularly described in Exhibit “B” attached hereto (collectively, “Personal Property”) excluding all computer programs and computer software;
1.4    All leases and occupancy agreements relating to the Property in effect on the Date of Closing (as hereinafter defined), including all amendments thereto (collectively,

“Leases”) (the Leases in effect on the date of this Agreement are identified on Schedule 1 attached hereto);
1.5    Subject to Section 7.6 below, all maintenance, supply or other contracts relating to the operation of the Property in effect as of the date hereof, which are identified on Schedule 2 attached hereto (collectively, “Contracts”);
1.6    All approvals, plans, studies and surveys relating to the Property, which are identified on Schedule 3 attached hereto (collectively, “Approvals”); and
1.7    All entitlements and intangible personal property in connection with or arising out of the ownership of the Real Property, including, without limitation, all licenses, permits and certificates of occupancy for the Real Property and trade names and logos (collectively, “Intangible Property”).
2.    PURCHASE PRICE. The total purchase price (“Purchase Price”) to be paid by Buyer to Seller for the Property shall be THIRTY-FIVE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($35,750,000.00), payable all in cash.
3.    PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid as follows:
3.1    Deposit. Within three (3) business days after the mutual execution of this Agreement, Buyer shall deliver to First American Title Insurance Company (“Escrow Holder”), which has an address of First American Title Insurance Company, 5 First American Way, Santa Ana, California 92707, Attn: Kathleen Huntsman, the sum of SIX HUNDRED THOUSAND AND 00/100 DOLLARS ($600,000.00) (“Initial Deposit”) in immediately available funds as a good faith deposit. The Initial Deposit and the Extension Deposit (as hereinafter defined) and all interest earned thereon shall be collectively referred to in this Agreement as the “Deposit”. The Initial Deposit shall be in the form of wire transfer, cash or certified or bank cashier’s check. Escrow Holder shall place the Deposit in an interest-bearing account. If Closing occurs in accordance with this Agreement, the Deposit shall be applied against the Purchase Price. The Deposit shall be returned to Buyer if Escrow fails to close due to (i) Seller’s breach of this Agreement, (ii) the failure of a Buyer condition to close as expressly set forth in this Agreement, or (iii) a casualty or condemnation event as described in Section 13 below.
3.2    Remainder of Purchase Price. Before Close of Escrow, Buyer shall deposit into Escrow immediately available funds in an amount which, when added to the Deposit, will equal the Purchase Price plus any additional amounts necessary to cover costs and/or prorations under this Agreement.
3.3    Liquidated Damages. SELLER AND BUYER AGREE THAT, IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS

AGREEMENT TERMINATES BECAUSE BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON SHALL BE PAID TO SELLER UPON TERMINATION OF THIS AGREEMENT AND RETAINED BY SELLER AS LIQUIDATED DAMAGES AND AS SELLER’S SOLE REMEDY AT LAW OR IN EQUITY. SELLER AND BUYER AGREE THAT, UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, ACTUAL DAMAGES MAY BE DIFFICULT TO ASCERTAIN AND THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON IS A REASONABLE ESTIMATE OF THE DAMAGES THAT WILL BE INCURRED BY SELLER IF BUYER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT AND FAILS TO PURCHASE THE PROPERTY PURSUANT TO THE TERMS OF THIS AGREEMENT.

SELLER’S INITIALS: /s/ MDC	BUYER’S INITIALS: /s/RFE
4.    BUYER’S REMEDIES. SELLER AND BUYER AGREE THAT IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED BECAUSE SELLER MATERIALLY DEFAULTS UNDER OR MATERIALLY BREACHES THIS AGREEMENT, BUYER MAY (i) BY WRITTEN NOTICE TO ESCROW HOLDER AND SELLER, TERMINATE THIS AGREEMENT WITHOUT PREJUDICE TO BUYER’S REMEDIES BELOW, AND UPON BUYER’S ELECTION TO TERMINATE THIS AGREEMENT, ESCROW HOLDER SHALL RETURN TO BUYER THE PORTION OF THE DEPOSIT THEN DEPOSITED WITH ESCROW HOLDER PURSUANT TO THIS AGREEMENT AND ALL INTEREST THEREON, OR (ii) COMPEL SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT. IN THE EVENT BUYER ELECTS TO PROCEED UNDER CLAUSE (ii) ABOVE, BUYER SHALL COMMENCE SUCH ACTION, IF AT ALL, WITHIN THIRTY (30) DAYS AFTER THE SCHEDULED CLOSING DATE HEREUNDER. IN ADDITION TO AND NOTWITHSTANDING THE FOREGOING, (x) IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED AND THIS AGREEMENT TERMINATES BECAUSE SELLER UNINTENTIONALLY DEFAULTS UNDER OR BREACHES THIS AGREEMENT, AND BUYER IS PREVENTED FROM SEEKING OR OBTAINING SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT AS A RESULT THEREOF, THEN BUYER MAY, IN ADDITION TO RECOVERING FROM SELLER THE DEPOSIT, RECOVER FROM SELLER BUYER’S OUT-OF-POCKET DUE DILIGENCE AND LEGAL COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE PURCHASE AND SALE OF THE PROPERTY AS CONTEMPLATED BY THIS AGREEMENT, AND (y) IF THE PURCHASE AND SALE OF THE PROPERTY IS NOT COMPLETED BECAUSE SELLER INTENTIONALLY DEFAULTS UNDER OR BREACHES THIS AGREEMENT, AND BUYER IS PREVENTED FROM SEEKING OR OBTAINING SPECIFIC PERFORMANCE OF SELLER’S OBLIGATIONS UNDER THIS AGREEMENT AS A

RESULT THEREOF, THEN BUYER MAY, IN ADDITION TO RECOVERING THE DEPOSIT, RECOVER FROM SELLER BUYER’S DAMAGES RESULTING FROM SELLER’S BREACH OR DEFAULT IN AN AMOUNT NOT TO EXCEED TWICE THE AMOUNT OF THE DEPOSIT.

SELLER’S INITIALS: /s/ MDC	BUYER’S INITIALS: /s/ RFE
5.    ESCROW INSTRUCTIONS.
5.1    Opening of Escrow. Within three (3) business days after the mutual execution of this Agreement, the parties shall open an escrow (“Escrow”) with Escrow Holder in order to consummate the purchase and sale in accordance with the terms and provisions hereof. This Agreement shall be deposited in the Escrow and the provisions hereof shall constitute joint primary escrow instructions to Escrow Holder; provided, however, that the parties shall execute such additional instructions as requested by Escrow Holder not inconsistent with the provisions hereof. The date as of which Escrow Holder shall have received (i) the Initial Deposit and (ii) executed counterparts of this Agreement from both Seller and Buyer shall constitute the “Opening of Escrow.” Escrow Holder shall deliver written confirmation of the date of the Opening of Escrow to the parties in the manner set forth in Section 18 of this Agreement.
5.2    Conditions to Close. Escrow shall not close unless and until the following conditions precedent and contingencies have been satisfied or waived in writing by the party for whose benefit the conditions have been included:
5.2.1    All contingencies to Buyer’s obligation to close Escrow described in Sections 7.3 and 7.4 below have either been satisfied or waived in writing by Buyer.
5.2.2    All funds and instruments described in Sections 3 and 11 have been delivered to Escrow Holder.
5.2.3    The title department of Escrow Holder, which has an address of 5 First American Way, Santa Ana, California 92707, Attn: Kristen A. Hueter, shall have irrevocably committed to Buyer in writing to issue an ALTA extended owner’s policy of title insurance, in form and content acceptable to Buyer in its sole and absolute discretion, insuring Buyer’s title to the Real Property in an amount equal to the Purchase Price, subject to the Permitted Exceptions.
5.2.4    Seller and Buyer shall each have materially performed, observed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and/or complied with by such party prior to, or as of, the Closing.
5.2.5    This Agreement has not been terminated by Buyer pursuant Section 4 above or Section 7.5 below.

Any condition not otherwise satisfied or waived as of the Closing shall be deemed fully satisfied or waived by the party for whose benefit the condition had been included. If Escrow fails to Close because any condition for Buyer’s benefit is not satisfied or waived by Buyer, Buyer may elect to terminate this Agreement by written notice to Seller and Escrow Holder, in which event this Agreement shall automatically terminate, Escrow Holder shall immediately disburse the Deposit to Buyer, and neither party will have any further obligation to the other, except those obligations that expressly survive the termination of this Agreement.
5.3    Recordation and Transfer. Upon satisfaction of the conditions set forth in Section 5.2 above, Escrow Holder shall transfer the Property as follows:
5.3.1    Cause the Deed (as such term is hereinafter defined) to be recorded with the County Clerk of Oklahoma County, Oklahoma;
5.3.2    Deliver to the parties entitled thereto the other closing documents;
5.3.3    Disburse all funds deposited with Escrow Holder by Buyer in payment of the Purchase Price for the Property to Seller pursuant to instructions to be delivered by Seller to Escrow Holder, less the amount of all items, costs and prorations chargeable to the account of Seller pursuant to the settlement statement signed by Seller; and
5.3.4    Disburse the remaining balance of the funds deposited by Buyer to Buyer upon the Close of Escrow pursuant to instructions to be delivered by Buyer to Escrow Holder after all costs payable by Buyer pursuant to Section 12 below have been deducted.
6.    CLOSING.
6.1    Generally. Escrow shall close on the closing date as herein specified in accordance with the provisions of this Agreement (“Date of Closing”, “Closing Date”, “Closing” or “Close of Escrow”), unless otherwise extended (i) by operation of Sections 7.3 or 13 below, (ii) by Buyer pursuant to Section 6.2 below, or (iii) by written agreement between Buyer and Seller. The Close of Escrow shall occur at the office of Escrow Holder on a date occuring between April 2, 2012 and April 5, 2012 (“Initial Scheduled Closing Date”), which date shall be selected by Buyer by delivering written notice thereof to Seller and Escrow Holder at least five (5) days prior to the selected date.
6.2    Extension Option. Notwithstanding Section 6.1 above, Buyer shall have the option (“Extension Option”), in Buyer’s sole and absolute discretion, to extend the Initial Scheduled Closing Date to a date occuring between May 1, 2012 and May 4, 2012 (“Rescheduled Closing Date”), by providing written notice to Seller of such election no later than five (5) days prior to the Initial Scheduled Closing Date. In such case, Buyer shall deposit with Escrow Holder an additional sum of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (“Extension Deposit”) in immediately available funds. Buyer shall select the Rescheduled Closing Date by delivering written notice thereof to Seller and Escrow Holder at least five (5) days prior to the selected date.
7.    BUYER’S REVIEW.
7.1    Delivery of Documents. Within three (3) days after the Opening of Escrow, Seller shall, at the sole expense of Seller, deliver to Buyer the following documents pertaining to the Property that are in the possession of or reasonably available to Seller: (i) the documents listed on Exhibit ”C” attached hereto; (ii) copies of the Contracts and the Approvals; (iii) copies of all architectural, engineering and other drawings, plans and specifications for the buildings, structures, improvements, machinery, fixtures and equipment included in the Real Property; (iv) copies of all reports, studies, investigations, appraisals and other materials concerning the design, construction, condition or status of the Real Property or any of the buildings, structures, improvements, machinery, fixtures or equipment included in the Real Property, or any system, element or component thereof, or any past or present Release (as hereinafter defined) or threatened Release of any Hazardous Substances (as hereinafter defined) in, on, under or within the Real Property or any other real property in the vicinity of the Real Property, or the compliance of the Real Property with Environmental Laws (as hereinafter defined); and (v) copies of all environmental impact reports, negative declarations, environmental impact certifications, and zoning, land use or development agreements relating to the Real Property (all of which shall be made available for inspection and copying at the Property at Buyer’s cost). In addition, within five (5) days after written request by Buyer, Seller shall, at Seller’s sole expense, deliver to Buyer copies of up to twenty-five (25) of the Leases, which shall be selected by Buyer and/or Buyer’s auditor. Upon a termination of the Agreement under Section 7.5 or otherwise, Buyer shall return to Seller all documents delivered to Seller pursuant to this paragraph.
As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq., the Clean Water Act, 33 U.S.C. § 1251, et seq., and the Hazardous Substance Account Act. “Hazardous Substances” shall mean any substance or material that is described as a toxic or hazardous substance waste or material or a pollutant or contaminant, or words of similar import, in any of the Environmental Laws, and includes, without limitation, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity (excluding pool chlorine, cleaning supplies, or day to day consumer products used for domestic purposes on the Property). “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, surface water or groundwater.
7.2    Access. Upon the execution of this Agreement, Seller shall allow Buyer or Buyer’s agents or representatives access to the Property for purposes of any non-intrusive physical or environmental inspection of the Property and, to the extent copies are not provided to Buyer by Seller, review and copying of Seller’s books and records relating to the Property and any of the documents described in Section 7.1 above, and other matters necessary in the discretion of Buyer to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof, subject to Buyer’s obligation to indemnify under Section 7.4. Buyer shall not conduct or authorize any physically intrusive testing of, on, or under the Property without first obtaining Seller’s consent as to the timing and scope of work to be performed.
7.3    Title and Survey.

7.3.1    Within five (5) days after the Opening of Escrow, Seller shall obtain (at its sole cost and expense) and deliver to Buyer an updated abstract of title to the real property. Upon receipt of the abstract of title, Buyer shall obtain a preliminary report of title prepared by the title department of Escrow Holder regarding the Property (“Title Commitment”). Buyer shall have until the later of (a) twenty-five (25) business days following the Opening of Escrow, or (ii) twenty (20) business days following Buyer’s receipt of the Title Commitment and any survey provided to Buyer pursuant to Section 7.3.2 below (“Title Objection Period”) in which to give Seller written notice of any objections Buyer has, in Buyer’s sole and absolute discretion, to any matters shown on the Title Commitment (“Title Objection Notice”). All objections raised by Buyer in the manner herein provided are hereafter called “Objections.” Seller shall notify Buyer within fifteen (15) days following Buyer’s delivery of the Title Objection Notice (“Seller’s Cure Period”) whether or not Seller elects to remedy or remove the Objections. In the event Seller elects not to remedy or cause the removal of any Objections within Seller’s Cure Period, then Buyer, within ten (10) days after the expiration of Seller’s Cure Period, shall deliver to Seller written notice electing, in Buyer’s sole and absolute discretion, to either (i) terminate this Agreement, or (ii) unconditionally waive any such Objections, failing which Buyer shall conclusively be deemed to have elected (i) above. Any new title or survey information received by Seller or Buyer after the expiration of the Title Objection Period or Seller’s Cure Period, as applicable, from a supplemental title report, survey, or other source which is not the result of the acts or omissions of Buyer or its agents, contractors or invitees (each, a “New Title Matter”) shall be subject to the same procedure provided in this Section 7.3 (and the Date of Closing shall be extended commensurately if the Closing would have occurred but for those procedures being implemented for a New Title Matter), except that the Buyer’s Title Objection Period and Seller’s Cure Period for any New Title Matters shall be five (5) business days each. Close of Escrow shall be delayed as needed to accommodate such additional time periods.
7.3.2    Within three (3) days after the Opening of Escrow, Seller shall provide Buyer with a copy of any existing survey of the Property in Seller’s possession or control. Buyer may elect to obtain a new survey or revise, modify, or re-certify an existing survey of the Property as necessary in order for the title department of Escrow Holder to delete the survey exception from title or to otherwise satisfy Buyer’s objectives.
7.4    Buyer’s Due Diligence. Buyer shall have until the expiration of the Due Diligence Period (as defined below) to evaluate and analyze the feasibility of the Property for Buyer’s intended use thereof, including, without limitation, the zoning of the Property, the physical, environmental and geotechnical condition of the Property and the economic feasibility of owning and operating the Property. As used in this Agreement, the term “Due Diligence Period” shall mean the period commencing on the Opening of Escrow and ending twenty-five (25) business days thereafter. If, during the Due Diligence Period, Buyer determines that the Property is not acceptable for any reason whatsoever, Buyer shall have the right, by giving written notice to Seller on or before the last day of the Due Diligence Period, to terminate this Agreement. If any inspection or test disturbs the Property, Buyer will restore the Property to substantially the same condition as existed prior to the inspection or test. Buyer shall defend, indemnify, and hold Seller and Seller’s tenants, agents, and employees (collectively, the “Indemnified Parties”) and the Property harmless from and against any and all losses, costs, damages, claims, or liabilities for physical damage to persons or property and claims for nonpayment for services and materials arising out of or in connection with Buyer’s inspection of the Property as allowed herein, including but not limited to, mechanic’s and materialmen’s liens arising out of or in connection with Buyer’s inspection of the Property as allowed herein. The Buyer’s indemnity herein shall survive termination of this Agreement. Buyer acknowledges that it is relying on its inspections of the physical and financial aspects of the Property in acquiring the Property and that the Due Diligence Period allows it an adequate opportunity to fully evaluate the Property and its suitability for Buyer’s purposes.
7.5    Buyer’s Termination Right. If Buyer exercises the right to terminate this Agreement in accordance with Sections 7.3 or 7.4 above, this Agreement shall automatically terminate as of the date the termination notice is given by Buyer, Escrow Holder shall immediately disburse the Deposit to Buyer and neither party will have any further obligation to the other, except those obligations that expressly survive the termination of this Agreement. If Buyer does not exercise the right to terminate this Agreement in accordance with Sections 7.3 or Section 7.4 above, this Agreement shall continue in full force and effect. In the event the Agreement is not terminated within the Due Diligence Period as permitted in Sections 7.3 or 7.4 hereof, the Deposit shall be non-refundable to Buyer, except in the event of a Seller default under the Agreement, a failure of a condition to Buyer’s obligation to close Escrow, or in the event that this Agreement terminates or is terminated by Buyer or Seller pursuant to Section 13 below as a result of an event of casualty to or condemnation of the Property.

7.6    Contracts. On or before the expiration of the Due Diligence Period, Buyer shall notify Seller in writing as to which of the Contracts Buyer elects to assume at Closing, in Buyer’s sole and absolute discretion. Seller shall notify the vendors under those Contract(s) which Buyer has not agreed to assume and, provided that Closing occurs hereunder, such

Contracts shall terminate effective as of the Date of Closing. Seller shall not be obligated to terminate any Contracts that result in the payment by Seller of a fee or penalty or which may not be terminated pursuant to their terms. Seller shall cooperate with Buyer, both before and after the Close of Escrow, to obtain any approvals or consents required to assign any Contracts to Buyer, including, without limitation, sending requests for such approvals or consents to the party or parties whose consent or approval is required. If Seller fails to timely send any such request for approval or consent within two (2) business days after receiving written notice and demand by Buyer therefor, Buyer may do so in Seller’s name. Seller’s obligations under this Section 7.6 shall survive the Close of Escrow.
8.    REPRESENTATIONS AND WARRANTIES.
8.1    Seller’s Representations and Warranties. The representations, warranties and covenants of Seller in this Section 8.1 are a material inducement for Buyer to enter into this Agreement. Buyer would not purchase the Property from Seller without such representations, warranties and covenants of Seller. Such representations, warranties and covenants shall survive the Closing for a period of twelve (12) months. Notwithstanding anything to the contrary contained in this Agreement, for any breach of any one or more of the representations or warranties set forth in this Section 8.1 that first arises or first becomes known to Buyer after the Close of Escrow, (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Buyer shall not exceed $500,000.00, and (b) no individual action by Buyer alleging a breach by Seller of any representation and/or warranty of Seller set forth in this Section 8.1 may be made, and Seller shall not be liable for any judgment in any action, unless and until both such action and any final judgment founded thereon is for an amount in excess of $100,000.00. Seller represents, warrants and covenants to Buyer as of the date of this Agreement and as of the Closing as follows:
8.1.1    Seller is a limited partnership duly organized and validly existing and in good standing under the laws of the State of Oklahoma. Seller has full power and authority to enter into this Agreement and to perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly and validly authorized by all necessary action on the part of Seller and all required consents and approvals have been duly obtained. This Agreement is a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.
8.1.2    All of the Personal Property is described in Exhibit “B” attached hereto, which to Seller’s knowledge is an accurate and complete list in all material respects of all tangible and intangible personal property owned by Seller relating to the ownership, management, operation, maintenance or repair of the Real Property. All of the Personal Property is located at the Real Property. Seller has good title to the Personal Property and the Intangible Property, free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at Closing.

8.1.3    All of the Leases are described in Schedule 1 attached hereto, and to Seller’s knowledge there are no persons leasing, using or occupying the Real Property or any part thereof except the tenants under the Leases. All of the Contracts are described in Schedule 2 attached hereto, which to Seller’s knowledge is an accurate and complete list of all presently effective contracts, and agreements relating to the leasing, advertising, promotion, design, construction, ownership, management, operation, maintenance or repair of the Real Property. Except as otherwise disclosed in the public records, Seller has good title to the Leases, the Contracts, and the Approvals (but expressly excluding any and all architectural plans identified as part of the Approvals) free and clear of all liens, encumbrances, security interests and adverse claims of any kind or nature whatsoever, other than liens, encumbrances and security interests that will be terminated at Closing. All of the Approvals are described in Schedule 3 attached hereto, which to Seller’s knowledge is an accurate and complete list in all material respects of all presently effective building permits, certificates of occupancy, and other certificates, permits, licenses and approvals relating to the design, construction, ownership, occupancy, use, management, operation, maintenance or repair of the Real Property. To Seller’s knowledge all of the copies of the documents that have been prepared by Seller and delivered to Buyer pursuant to Section 7.1 above are accurate and complete copies in all material respects of the documents described in Section 7.1 above.
8.1.4    To Seller’s knowledge, all information concerning the Leases is accurate and complete in all material respects. To Seller’s knowledge, the Leases are in full force and effect and the full current rent is accruing thereunder. To Seller’s knowledge, the Leases have not been amended or modified except as disclosed in writing to Buyer. To Seller’s knowledge, no monthly rent has been paid more than one (1) month in advance (except as otherwise expressly permitted or required pursuant to the terms of the Lease) and no security deposit or prepaid rent has been paid except as otherwise disclosed in writing to Buyer. No tenant under the Leases is entitled to interest on any security deposit. To Seller’s knowledge, there is no existing breach or default by the landlord under the Leases. Seller has received no written notice from any tenant under the Leases claiming any breach or default by Seller under any of the Leases. To Seller’s knowledge, no event has occurred or condition exists which, with or without notice or the passage of time, or both, would constitute a breach or a default by the landlord under the Leases. Other than liens, encumbrances and security interests that will be terminated at Closing, Seller has not assigned, transferred, pledged or encumbered in any manner any of the Leases or any rents or other amount payable by any tenant thereunder.
8.1.5    To Seller’s knowledge, there is no material defect or deficiency in the design, construction, fabrication, manufacture or installation of the structural, roofing, plumbing, or electrical components or systems of the Real Property or any part thereof. Seller has received no notice of any kind from any insurance broker, agent or underwriter that any noninsurable condition exists in, on or about the Real Property or any part thereof. Seller has received no notice, citation or other written claim alleging any violation of any applicable building, earthquake, zoning, land use, environmental, antipollution, health, fire, safety, access and accommodations for the physically handicapped, subdivision, energy and resource conservation and similar laws, statutes, rules, regulations and ordinances and all covenants, conditions and restrictions applicable to the Real Property. As used in this Section 8.1.5, (i)

“Seller’s knowledge” shall mean the current, actual knowledge of Mike D. Case, without duty of investigation or inquiry, and (ii) a “material defect or deficiency” shall mean a defect or deficiency that would require a cost or expediture of $100,000.00 or more to remediate or correct. Mike D. Case shall have no personal liability for or in connection with any inaccuracy of the representations and warranties contained in this Section 8.1.5.
8.1.6    Seller has never used the Real Property or any part thereof, and has never knowingly permitted any person to use the Real Property or any part thereof, for the production, processing, manufacture, generation, treatment, handling, storage or disposal of Hazardous Substances, other than Hazardous Substances customarily used in the operation of, or occupancy by tenants of, real property similar to the Real Property in compliance with all applicable Environmental Laws. To Seller’s knowledge, Seller has all permits, licenses and approvals (which are included in the Approvals) required by all applicable Environmental Laws for the use and occupancy of, and all operations and activities in, the Real Property. To Seller’s knowledge and based solely on the environmental reports in Seller’s possession as delivered to Buyer, no claim, demand, action or proceeding of any kind relating to any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property or any past or present violation of any Environmental Laws at the Real Property has been made or commenced, or is pending.
8.1.7    There is no litigation, arbitration or other legal or administrative suit, action, proceeding or investigation of any kind pending or to Seller’s knowledge threatened against or involving Seller relating to the Real Property or any part thereof except tenant collection matters arising in the ordinary course of business. To Seller’s knowledge there is no zoning action or proceeding of any kind, or general or special assessment action, or condemnation or eminent domain action pending or to Seller’s knowledge threatened with respect to the Real Property or any part thereof. To Seller’s knowledge, there is no legal or administrative action or proceeding pending to contest or appeal the amount of real property taxes or assessments levied against the Real Property or any part thereof or the assessed value of the Real Property or any part thereof for real property tax purposes.
8.1.8    To Seller’s knowledge all water, sewer, gas, electric, steam, telephone and drainage facilities and all other utilities required by law or reasonably necessary for the full operation, use and occupancy of the Real Property are installed to the boundary lines of the Real Property, are connected with valid permits, and are adequate to service the Real Property and to allow compliance with all applicable laws, and the cost of installation and connection of all such utilities to the Property has been paid.
8.1.9    Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the Income Tax Regulations thereunder.
8.1.10    To Seller’s knowledge no withholding of tax or reporting will be required with respect to the sale of the Property by Seller, except those due in relation to the transfer of the Real Property or Personal Property.

8.1.11    Seller is solvent, has not made a general assignment for the benefit of its creditors, and has not admitted in writing its inability to pay its debts as they become due, nor has Seller filed, nor does it contemplate the filing of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or any other proceeding for the relief of debts in general, nor to Seller’s knowledge has any such proceeding been instituted by or against Seller.
8.1.12    Except for CB Richard Ellis, Seller has not dealt with any investment adviser, real estate broker or finder, or incurred any liability for any commission or fee to any investment adviser, real estate broker or finder, in connection with the sale of the Property to Buyer or this Agreement.
8.1.13     Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or is otherwise a banned or blocked person, group, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transaction contemplated herein, directly or indirectly, on behalf of, or instigating or facilitating the transaction contemplated herein, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transaction contemplated herein, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering.
8.1.14    Neither Seller nor, to Seller’s knowledge, any previous owner of the Property has sold, transferred, conveyed, or entered into any agreement regarding water or water rights relating to the Property, except as otherwise expressly set forth in the Title Commitment.
8.2    Buyer’s Representations and Warranties. Buyer represents and warrants to Seller as follows:
8.2.1    Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of the State of California.
8.2.2    Buyer has all requisite power and authority to execute and deliver this Agreement and to carry out its obligations hereunder and the transactions contemplated hereby. This Agreement has been, and the documents contemplated hereby will be, duly executed and delivered by Buyer and constitute its legal, valid, and binding obligation enforceable against it in accordance with its terms.
8.2.3    None of the funds of Buyer have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Buyer is prohibited by law or that the transaction contemplated herein or this Agreement is or will be in violation of law.
9.    COVENANTS.
9.1    Seller. Seller covenants and agrees with Buyer as follows:
9.1.1    Between the end of the Due Diligence Period and the Closing Date, Seller shall not execute any additional lease affecting the Real Property or amend, modify, renew, extend or terminate any of the Leases, the Contracts or the Approvals in any respect without the prior approval of Buyer, which approval may be withheld in the sole and absolute discretion of Buyer; provided, and notwithstanding the foregoing, that any Leases which are executed, amended, modified, renewed, extended or terminated in the ordinary course of business and which are substantially consistent with the current leasing practices of Seller, including, without limitation, rental rates prevailing as of the Opening of Escrow, shall be deemed to be automatically approved by Buyer. Between the date of this Agreement and the Closing Date, Seller shall manage, operate, maintain and repair the Real Property and the Personal Property in the ordinary course of business substantially in accordance with its current management, operation, maintenance and repair practices in effect as of the as of the Opening of Escrow, including, without limitation, maintenance of substantially the same advertising and marketing programs for the Real Property. Seller shall not (i) create or agree to any easements, liens, mortgages, or encumbrances that would affect the Property or Seller’s ability to comply with this Agreement; (ii) initiate or consent to, or approve any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Real Property; (iii) fail to pay when due and payable all taxes and other public charges assessed against the Real Property or Seller; (iv) fail to keep current and free from default any and all secured financing against the Real Property; or (v) fail to pay in a timely fashion all proper bills for labor or services for work performed for or on behalf of Seller with respect to the Property. Between the date of this Agreement and the Closing Date, Seller shall keep in force its current property insurance.
9.1.2    Between the date of this Agreement and the Closing Date, Seller shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any Hazardous Substances in, on or under the Real Property, or Release any Hazardous Substances into any air, soil, surface water or groundwater comprising the Real Property, or knowingly permit any person using or occupying the Real Property or any part thereof to do any of the foregoing, other than Hazardous Substances customarily used in the operation of, or occupancy by tenants of, real property similar to the Real Property in compliance with all applicable Environmental Laws. Immediately after Seller obtains any information indicating that any Hazardous Substances may be present or any Release or threatened Release of Hazardous Substances may have occurred in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or that any violation of any Environmental Laws may have occurred at the Real Property, Seller shall give written notice thereof to Buyer with a reasonably detailed description of the event, occurrence or condition in question. Seller shall immediately furnish to Buyer copies of all written communications received by Seller from any person (including notices, complaints, claims or citations that any Release or threatened Release of any Hazardous Substances or any violation of any Environmental Laws has actually or allegedly occurred) or given by Seller to any person concerning any past or present Release or threatened Release of any Hazardous Substances in, on or under the Real Property (or any nearby real property which could migrate to the Real Property) or any past or present violation of any Environmental Laws at the Real Property.
9.1.3    All representations and warranties made by Seller in Section 8.1 above shall survive the Closing for a period of twelve (12) months. Between the date of this Agreement and the Closing Date, Seller shall not in any manner sell, convey, assign, transfer, or encumber the Real Property, the Leases, the Personal Property, the Contracts or the Approvals, or any part thereof or interest therein.
9.1.4    Seller shall pay all commissions, fees and expenses due to CB Richard Ellis (“Seller’s Broker”) in respect of the sale of the Property to Buyer or this Agreement. Seller hereby agrees to indemnify and hold Buyer harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders claiming to have dealt with Seller in connection with this Agreement or the consummation of the transaction contemplated hereby.
9.1.5    Seller shall not dissolve its existing entity and shall remain validly existing and in good standing under the laws of the State of Oklahoma during the period commencing on the date of this Agreement and ending on the date that is twelve (12) months after the Closing Date.
9.1.6    Seller shall indemnify and defend Buyer against and hold Buyer harmless from all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising out of or in connection with any claim by a third party for injury or property damage relating to the condition of the Property that occurs before the Close of Escrow.
9.2    Buyer. Buyer covenants and agrees with Seller as follows:
9.2.1    All representations and warranties made by Buyer in Section 8.2 above shall survive the Closing. Buyer shall use its best reasonable efforts, in good faith and with diligence, to cause all of the representations and warranties made by Buyer in Section 8.2 above to be true and correct on and as of the Closing Date. Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, demands, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, that may be suffered or incurred by Seller if any representation or warranty made by Buyer in Section 8.2 above was untrue or incorrect in any material respect when made or that may be caused by any breach by Buyer of any such representation or warranty.

9.2.2    Buyer hereby agrees to indemnify and hold Seller harmless from and against any and all claims for brokerage or finder’s fees or other similar commissions or compensation made by any and all other brokers or finders, other than Seller’s Broker, claiming to have dealt with Buyer in connection with this Agreement or the consummation of the transaction contemplated hereby.
9.2.3    Buyer shall indemnify and defend Seller against and hold Seller harmless from all claims, liabilities, losses, damages, costs and expenses, including reasonable attorneys’ fees and disbursements, arising out of or in connection with any claim by a third party for injury or property damage relating to the condition of the Property that occurs after the Close of Escrow.
10.    ADJUSTMENTS AND PRORATIONS.
10.1    Generally. All taxes, including, without limitation, real estate taxes (including any supplemental and escape taxes and assessments, even if such taxes are determined, assessed or imposed after the Close of Escrow) and personal property taxes, collected rents, laundry income, parking income, furniture rental, charges for utilities, including water, sewer, gas, and fuel oil, and for utility services, maintenance services, maintenance and service contracts, all operating costs and expenses, and all other income, costs, and charges of every kind which in any manner relate to the operation of the Property (but not including insurance premiums) shall be prorated to the Date of Closing. If the amount of said taxes or assessments is not known on the Date of Closing, they shall be apportioned on the basis of the amounts for the preceding year, and Buyer and Seller shall, after Closing and outside of Escrow, reconcile such amounts with one another by prompt and appropriate payment as soon as the correct amounts can be ascertained. The foregoing reconciliation and payment obligations shall survive the Close of Escrow. Any deposits on utilities paid by Seller shall be returned to Seller. The foregoing provisions of this Section 10.1 shall not apply to any taxes, assessments, or other payments which are directly payable by tenants under their leases or reimbursable by such tenants to the owner of the Property, as landlord, under their leases. On the Date of Closing, Seller shall deliver to Buyer all inventories of supplies on hand at the Property owned by Seller, if any, at no additional cost to Buyer.
10.2    Rental Income. Rental income from the Property (including, without limitation, laundry income, late fees and charges, and all other payments received from tenants under or in connection with the Leases) shall be prorated as of the Closing Date. Non-delinquent rents shall be prorated to the Closing Date. Rents delinquent as of the Closing Date, but collected later, shall be prorated as of the Closing Date when collected. Rents collected after the Closing Date from tenants whose rental was delinquent at the Closing Date shall be deemed to apply first to the current rental due at the time of payment and second to rentals which were delinquent at the Closing Date. Rents collected after the Closing Date to which Seller is entitled shall be promptly paid to Seller. For a period of sixty (60) days after the Closing Date, Buyer shall use reasonable efforts to collect all rents which are delinquent as of the Closing Date with no obligation to incur any expenses or commence litigation to collect such rents. Commencing as of sixty-one (61) days after the Closing Date, Seller may use reasonable efforts, including litigation, to collect any rents delinquent as of the Closing Date which are still uncollected; provided, however, in exercising its remedies against tenants as outlined in this Section, Seller shall not evict any tenant of the Property or otherwise unreasonably interfere with Buyer’s operation of the Property. With respect to security deposits, if any, made by tenants at the Property, Buyer shall receive credit therefor at Closing.
10.3    Proration Period. If any of the items subject to proration hereunder cannot be prorated at the Closing because the information necessary to compute such proration is unavailable, or if any errors or omissions in computing prorations at the Close of Escrow are discovered subsequent to the Close of Escrow, then such item shall be reapportioned and such errors and omissions corrected as soon as practicable after the Close of Escrow and the proper party reimbursed.
10.4    Rent Ready Adjustments. Not more than forty‑eight (48) hours prior to Close of Escrow, a representative of Buyer and Seller shall conduct an onsite walk-through of the then-unoccupied rental units on the Property to determine whether such unoccupied rental units are in “rent ready” condition. With respect to any rental unit that is vacated on or before five (5) days prior to Close of Escrow, Seller shall, at Seller’s option, either (i) make such unoccupied rental unit into a “rent ready” condition, or (ii) provide Buyer with a credit against the Purchase Price due at Closing, which credit shall be equal to Four Hundred Dollars ($400.00) per unoccupied rental unit not in “rent ready” condition. With respect to any rental unit that is vacated later than five (5) days prior to Close of Escrow, Seller shall have no responsibility or liability to put such unoccupied rental unit into a “rent ready” condition, and Seller shall not be required to compensate Buyer if such unit is not “rent ready” condition as of Close of Escrow. As used herein, “‘rent ready’ condition” means Seller’s practice and procedures, as of the date of this Agreement, for placing units in “rent ready” condition.
11.    CLOSING DOCUMENTS
11.1    Seller’s Deliveries. Conditioned upon performance by Buyer hereunder, Seller shall execute and deliver to Escrow Holder prior to Closing the following documents:
11.1.1    Deed. A special warranty deed with respect to the Property in the form of attached Exhibit “D” and subject to the rights of tenants in possession, taxes not yet due and payable, and any exceptions on Schedule “B” of the final Title Commitment that Buyer has approved pursuant to Section 7.3.1 above (“Permitted Exceptions”) (the “Deed”);
11.1.2    Assignment and Assumption of Leases, Contracts and Approvals. An assignment of all of Seller’s right, title and interest in and to the Leases, Contracts (but expressly excluding any and all architectural plans identified as part of the Contracts), and Approvals in the form of attached Exhibit “E” (“General Assignment”);
11.1.3    Bill of Sale. A bill of sale and general assignment in the form of attached Exhibit “F”, assigning and transferring to Buyer all of the right, title, and interest of Seller in and to the Personal Property and the Intangible Property;
11.1.4    Non-Foreign Certificate. A certification that Seller is not a non‑resident alien (a foreign corporation, partnership, trust, or estate as defined in the Internal Revenue Code and Treasury Regulations promulgated thereunder), in the form of attached Exhibit “G”; and
11.1.5    Tenant Notices. Notices to the tenants under all Leases of the occurrence of the sale of the Property in the form of attached Exhibit “H”, as may be modified at the reasonable request of Buyer to conform to the requirements of applicable law.
11.2    Buyer’s Deliveries. Conditioned upon performance by Seller hereunder, Buyer shall execute and deliver to Escrow Holder prior to Closing the General Assignment.
11.3    Other Closing Documents. Each party shall deliver to the other party or Escrow Holder such duly executed and acknowledged or verified certificates, affidavits, and other usual closing documents respecting the power and authority to perform the obligations hereunder and as to the due authorization thereof by the appropriate corporate, partnership, or other representatives acting for it, as counsel for the other party or Escrow Holder may reasonably request.
11.4    Closing Documents. All documents to be delivered to Escrow Holder pursuant to this Section 11 shall hereinafter be referred to as “Closing Documents”.
12.    COSTS. Seller shall pay all real estate transfer taxes, the cost of all documentary stamps, the cost to prepare the title abstract, and the costs of a base standard ALTA Owner’s Policy of Title Insurance and any endorsements to the title policy (to the extent that Seller has elected to cure any Title Objections and such endorsements are necessary in connection therewith). The cost of the base standard ALTA Owner’s Policy of Title Insurance shall not exceed .80/1000 of the Purchase Price. Buyer shall pay the incremental cost for extended ALTA title insurance coverage, if desired, and the cost of any endorsements to the title policy (if requested by Buyer). Seller and Buyer shall each pay one‑half (1/2) of (i) Escrow Holder’s escrow fee (which shall not exceed $3,000.00 for each half, excluding charges assessed by Escrow Holder for special services, which shall be paid by the party requesting or using such special services), (ii) all recording fees, and (iii) other closing costs. Buyer shall pay the cost to update the survey and the applicable sales tax in relation to the Personal Property. Each party shall pay its own attorney’s fees.
13.    CASUALTY OR CONDEMNATION. If, before the Closing Date, (i) the improvements on the Real Property are materially damaged by any casualty, or (ii) proceedings are commenced for the taking by exercise of the power of eminent domain of all or a material part of the Property, either Seller or Buyer shall have the right, by giving notice to the other party thirty (30) days after Seller gives written notice of the casualty or condemnation to Buyer, to terminate this Agreement, in which event this Agreement shall automatically terminate, Escrow Holder shall immediately disburse the Deposit to Buyer, and neither party will have any further obligation to the other, except those obligations that expressly survive the termination of this Agreement. For the purposes of this paragraph, “materially damaged” means damage costing an amount equal to or exceeding $250,000.00 to repair or any damage that is uninsured (excluding the deductible under the insurance policy) and “material part” as to a taking or condemnation means any portion of the improvements on the Real Property, or any material portion of the parking areas, entry ways or access points to the Property or any taking resulting in a loss of access to any utility servicing the Property. If, before the Closing Date, (a) the improvements on the Real Property are damaged, but not materially damaged, by any casualty, (b) proceedings are commenced for the taking by exercise of the power of eminent domain of less than such a material part of the Property, or (c) Buyer has the right to terminate this Agreement pursuant to the immediately preceding sentence but Buyer does not exercise such right, then this Agreement shall remain in full force and effect and, on the Closing Date, one of the following shall occur, as applicable: (1) Buyer shall accept an assignment from Seller of the insurance proceeds of Seller’s casualty insurance policy and be responsible for the deductible insurance payment or (2) the condemnation award (or, if not theretofore received, the right to receive such award) payable on account of the taking shall be transferred to Buyer. Seller shall give notice to Buyer immediately after the occurrence of any damage to the improvements on the Real Property by any casualty or the commencement of any eminent domain proceedings. If necessary, the Closing Date shall be postponed until Seller has given the notice to Buyer required by this Section 13 and the period of thirty (30) days described in this Section 13 has expired.

14.    ATTORNEYS’ FEES. In any action to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to an award of its attorneys’ fees and costs.
15.    ASSIGNMENT. Buyer shall have the right, by giving notice to Seller before the Closing Date, to assign this Agreement or to have Seller convey, assign and transfer the Property at the Closing in accordance with this Agreement to an entity related to or affiliated with Buyer or to an entity formed by Buyer to acquire the Property. Buyer shall provide written notice to Seller no less than five (5) days prior to Closing of any permitted assignment hereunder.

16.    WAIVER. No waiver of any breach of any agreement or provision contained herein shall be deemed a waiver of any preceding or succeeding breach of any other agreement or provision herein contained. No extension of time for the performance of any obligation or act shall be deemed an extension of time for the performance of any other obligation or act.
17.    GOVERNING LAW; TIME. This Agreement shall be construed under the laws of the State of Oklahoma. As used in this Agreement, the term “business days” shall mean all days other than Saturdays, Sundays, national holidays, and holidays observed in California or in the state in which the Real Property is located, or both. All periods of time referred to in this Agreement shall include all business and non-business days unless such period of time specifies business days; provided, however, that if the date or last date to perform any act or give a notice with respect to the Agreement shall fall on a day that is not a business day, such act or notice may be timely performed or given on the next succeeding business day.
18.    NOTICES. All notices required or permitted to be given hereunder shall be in writing and sent by overnight delivery service (such as Federal Express), in which case notice shall be deemed given on the day after the date sent, or by personal delivery, in which case notice shall be deemed given on the date received, or by certified mail, in which case notice shall be deemed given three (3) days after the date sent, or by fax (with copy by overnight delivery service), in which case notice shall be deemed given on the date sent, to the appropriate address set forth below or at such other place or places as either Buyer or Seller may, from time to time, respectively, designate in a written notice given to the other in the manner described above.

To Seller:	Montclair Parc Apartments Limited Partnership 4200 E. Skelly Drive, Suite 800 Tulsa, OK 74135 Attn: Mike D. Case Fax No.: (918) 492-4446 Telephone No.: (918) 492-1983
With a copy to:	Riggs Abney Neal Turpen Orbison & Lewis 502 West Sixth Street Tulsa, OK 774119 Attn: Gary L. Neal and Gregory W. Alberty Fax No.: (918) 587-9708 Telephone No.: (918) 587-3161
To Buyer:	Steadfast Asset Holdings, Inc. 18100 Von Karman, Suite 500 Irvine, California 92612 Attn: Ana Marie del Rio, Esq. Fax No.: (949) 852‑0143 Telephone No.: (949) 852‑0700
With a copy to:
Garrett DeFrenza Stiepel LLP
695 Town Center Drive, Suite 500
Costa Mesa, California 92626
Attn: Marcello F. De Frenza, Esq.
Fax No.: (714) 384‑4320
Telephone No.: (714) 384‑4300
(On or before March 9, 2012)
Garrett DeFrenza Stiepel LLP
3200 Bristol Street, Suite 850
Costa Mesa, California 92626
Attn: Marcello F. De Frenza, Esq.
Fax No.: (714) 384‑4320
Telephone No.: (714) 384‑4300

(After March 9, 2012)

19.    ENTIRE AGREEMENT. This instrument, executed in duplicate, sets forth the entire agreement between the parties and may not be canceled, modified, or amended except by a written instrument executed by both Seller and Buyer.
20.    COUNTERPARTS; COPIES. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Electronic, photocopy and facsimile copies of signatures may be used in place and stead of original signatures with the same force and effect as originals.
21.    AUTHORITY. The individual(s) executing this Agreement on behalf of each party hereto hereby represent and warrant that he/she has the capacity, with full power and authority, to bind such party to the terms and provisions of this Agreement. The individuals executing this Agreement are not so executing in their personal capacities, but solely as officers or managers of the entities named herein in the exercise of the power and authority conferred upon and vested in said individuals in such capacity. It being understood and agreed that all of the warranties, indemnities, representations, covenants, undertakings and agreement herein made on the part of the parties hereto, are undertaken solely in its corporate or official capacity and not personally on behalf of the individuals executing on behalf of said parties. No personal liability or personal responsibility is assumed by or shall at any time be assessed or enforceable against any such individuals on account of any warranty, indemnity, representation, covenant, undertaking or agreement contained herein. The provisions of this Section 21 shall survive Closing.

22.    RECORD ACCESS AND RETENTION. Seller shall provide to Buyer (at Buyer’s expense) copies of, or shall provide Buyer reasonable access to, such factual information as may be reasonably requested by Buyer, and in the possession or control of Seller, or its property manager or accountants, to enable Buyer's auditor to conduct an audit, in accordance with Rule 3-14 of Securities and Exchange Commission Regulation S-X, of the income statements of the Property for the year to date of the year in which Closing occurs plus two (2) prior calendar years (provided, however, such audit shall not include an audit of management fees or interest expenses attributable to the Seller). Buyer shall be responsible for all out-of-pocket costs associated with this audit. Seller shall reasonably cooperate (at no cost to Seller) with Buyer’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Buyer or any affiliate of Buyer, if requested by such auditor, historical financial statements for the Property, including (without limitation) income and balance sheet data for the Property, whether required before or after Closing. Without limiting the foregoing, (i) Buyer or its designated independent or other auditor may audit Seller’s operating statements of the Property, at Buyer’s expense, and Seller shall provide such documentation as Buyer or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Buyer such financial and other information for the calendar years 2010, 2011, and 2012 (year to date) as may be reasonably required by Buyer or any affiliate of Buyer to make any required filings with the Securities and Exchange Commission or other governmental authority. Seller’s obligation to maintain its records for use under this Section 22 shall be an on-going condition to Closing for Buyer’s benefit until Close of Escrow. Seller shall maintain its records for use under this Section 22 for a period of not less than one (1) year after the Closing Date. The provisions of this Section 22 shall survive Closing.
As provided above, Seller’s obligations under this Section 22 shall be ongoing through and after the Closing Date and shall constitute a condition to Closing for Buyer’s benefit until Close of Escrow.
23.    CONTRACT CONSIDERATION.
Buyer shall deliver to Escrow Holder, in addition to and as part of Buyer’s delivery to Escrow Holder of the Initial Deposit, the sum of ONE HUNDRED AND 00/100 DOLLARS ($100.00) (“Independent Contract Consideration”). Escrow Holder shall deliver the Independent Contract Consideration to Seller immediately following receipt from Buyer without the need for further instruction from the parties. The parties have bargained for and expressly agree that the rights and obligations of each party contained in this Agreement, including, without limitation, Buyer’s obligations to deliver the Independent Contract Consideration to Seller and the Initial Deposit to Escrow Holder, constitute sufficient consideration for the other party’s execution and delivery of this Agreement, including without limitation, Buyer’s exclusive right to inspect and purchase the Property pursuant to this Agreement and all contingencies and conditions of Closing for the benefit of Buyer set forth in this Agreement. The Independent Contract Consideration shall not be construed as being part of the Deposit for any purpose under this Agreement.
24.    DISCLAIMER. IT IS UNDERSTOOD AND AGREED THAT THE PROPERTY IS BEING SOLD AND CONVEYED HEREUNDER “AS IS, WHERE IS, WITH ALL FAULTS”, WITH NO RIGHT OF SETOFF OR REDUCTION IN THE PURCHASE PRICE AND WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH HEREIN. BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES, AND COVENANTS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY AND ALL REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO: (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY; (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH BUYER MAY CONDUCT THEREON; (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, INCLUDING, BUT NOT LIMITED TO, ANY STATE OR FEDERAL ENVIRONMENTAL LAW, RULE OR REGULATION; (E) THE HABITABILITY, MERCHANTABILITY OR

FITNESS OF THE PROPERTY FOR A PARTICULAR PURPOSE; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND BUYER HEREBY WAIVES ANY SUCH REPRESENTATION, WARRANTY, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES. BUYER ACKNOWLEDGES AND REPRESENTS THAT BUYER IS ACQUIRING THE PROPERTY BASED SOLELY UPON BUYER’S OWN INSPECTIONS, INVESTIGATIONS AND FINANCIAL ANALYSIS. BUYER ACKNOWLEDGES IT WILL HAVE HAD AN ADEQUATE OPPORTUNITY TO INSPECT THE PROPERTY AND PROPERTY RELATED DOCUMENTS AND INFORMATION AND WILL HAVE CONSULTED WITH SUCH EXPERTS AND PROFESSIONALS AS IT DEEMS APPROPRIATE. THE PROVISIONS OF THIS SECTION 24 SHALL SURVIVE THE CLOSE OF ESCROW.

[SIGNATURES APPEAR ON FOLLOWING PAGES]

Seller Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions dated January 27, 2012 between Montclair Parc Apartments Limited Partnership and Steadfast Asset Holdings, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

SELLER:

MONTCLAIR PARC APARTMENTS
LIMITED PARTNERSHIP, an Oklahoma
limited partnership

By:    Case Montclair Parc, L.L.C., an
Oklahoma limited liability company, its
general partner

By:	/s/ Mike D. Case
Name:	Mike D. Case
Its:	Manager

STATE OF OKLAHOMA    )
    )    ss.
COUNTY OF TULSA    )
On January 31, 2012, before me, Karen S. Gill, a Notary Public personally appeared Mike D. Case, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of Oklahoma that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Karen S. Gill
Notary Public

My Comm Expires 7-25-2013            (SEAL)

Buyer Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions dated January 27, 2012 between Montclair Parc Apartments Limited Partnership and Steadfast Asset Holdings, Inc.
IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.
BUYER:

STEADFAST ASSET HOLDINGS, INC.,
a California corporation

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Its:	President

STATE OF CALIFORNIA    )
    )    ss.
COUNTY OF ORANGE    )
On January 30, 2012, before me, Mona Salama, a Notary Public personally appeared Rodney F. Emery, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

/s/ Mona Salama
Notary Public                (SEAL)

Escrow Officer Signature Page for Purchase and Sale Agreement and Joint Escrow Instructions dated January 27, 2012 between Montclair Parc Apartments Limited Partnership and Steadfast Asset Holdings, Inc.
THE UNDERSIGNED HEREBY ACCEPTS THE FOREGOING PURCHASE AND SALE AGREEMENT AS OF JANUARY 27, 2012, AND AGREES TO ACT AS ESCROW HOLDER IN ACCORDANCE THEREWITH.
FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ Kathleen Huntsman
Escrow Officer

EXHIBIT “A”
Description of Real Property
A tract of land located in the Northwest Quarter of Section 8, Township 10 North, Range 3 West of the Indian Meridian, Oklahoma City, Cleveland County, Oklahoma, being described as follows: Commencing at the Northwest Corner of the Northwest Quarter of said Section 8; thence S. 00°02'13" E. along the West line of said Northwest Quarter a distance of 950 feet to the point of beginning; thence East a distance of 1,011.50 feet; thence S. 00°02'13" E. and parallel with the West line of said Northwest Quarter a distance of 1017.22 feet; thence S. 65°55'43" W., a distance of 29.98 feet; thence N. 24°04'17" W., a distance of 96.06 feet; thence West a distance of 945 feet to a point on the West line of said Northwest Quarter; thence N. 00°02'13" W. along the West line of said Northwest Quarter a distance of 941.74 feet to the point of beginning.

EXHIBIT “B”
Personal Property Description
[SEE ATTACHED]

EXHIBIT “C”
Due Diligence Documents

CONSTRUCTION / REHABILITATION
1	Plans & Specifications, most current (including civil, landscape, architectural, structural, mechanical, electrical & fire protection
2	Construction contracts
3	Current capital improvements and schedule over past 3 years & Capital Budget for next 3 years.
4	Warranties in effect (construction, roof, mechanical equipment, etc.)
5	Copies of all Licenses and Permits, including Business License (with expiration date & annual costs) and Building Permits (with placed in service date(s))
6	Certificate(s) of Occupancy
7	Tenant work in progress
8	Copies of all Governmental correspondence or notices pertaining to the property including but not limited to Building Code, Health Code, Zoning and Fire Code
9	Water intrusion log
FINANCIAL
1	Monthly Operating Statements, YTD and 3-yr historical; cash flow statements, income statements, balance sheets
2	Operating Budget. (current year and/or next available)
3	Year-End Financial Statements; Audited for 2010, Audited for past 3 years if available
4	All mortgages, loan docs, bond doc, regulatory agreements and all other documents pertaining to any current financing on the property which would be assumed by Buyer at closing
5	Property Tax Bills & Assessments for current and past 3-yrs (including special assessments or districts & appeals); any Notices of Delinquency
6	Tax Returns (past 3 years) - For company purchases only
7	Type of Accounting Software:
8	Utilities:
a. Utility Bills (monthly for past calendar year & YTD) - for any master-metered utility expenses & residential unit utilities paid by property.
b. List of which utilities are paid by Resident & Owner
c. List of account numbers for any utility accounts
d. Schedule of meters and required deposits (gas, electric, telephone, water)
9	List of existing payables (current & past 30 days, with updates through closing)
MANAGEMENT/LEASING/OPERATIONS
1
Monthly Rent Rolls, YTD & for previous year, in Excel (showing, sq ft, mo. rent, deposits, financial concessions, other concessions, lease term, extension options, defaults (financial or otherwise), and such other information as Buyer may require)

2	Security Deposit/Resident Ledgers
3	Market Rent Survey (if available, comparison of subject w/other properties)
4	Occupancy History (monthly YTD & past 3 years)
5	Leases for all tenants and all available tenant correspondence files (including amendments/letters/agreements)
6	Form of Lease (with all addendums)
7	Schedule of leases under negotiation or leases out for signature.

8	Aged Delinquency Report (showing total rent outstanding) and status of all files placed for eviction or collection
9	Tenant contact sheet (name, address, phone number)
10	Copies of all operating & management service contracts, including but not limited to:
a. Laundry
b. Landscaping
c. HVAC
d. Janitorial Services
e. Security
f. Equipment Leases (such as copier, etc.)
g. Trash
h. Pest Control
i. Pool
j. Cable/TV (if none, please indicate in writing)
k. Advertising
l. Fire Extinguisher
m. Apartment Furniture Rental
n. Alarm Monitoring
o. Elevator
p. Phone (including any cell phones or pagers for staff)
q. Property Management Agreement; indicate whether entity is related party for disclosure purposes
11	Inventory of Personal Property and Supplies Inventory to be included in sale
12	Current Staff Information (employees, titles, hire dates, salary, unit information)
13	Current list of all vendors utilized at the property
14	Property Brochure
15	Operations & Maintenance Manuals (if any available on site, please indicate)
PHYSICAL ITEMS
1	Site Plan & Elevations
2	Unit Floor Plans (w/sq. footage)
3	Property Information (including number of pools, spas, dumpsters (with size), year built)
4	Property Photos (including aerial photos if available)
5	Model Units, if any (apt. #, bedrooms, rent loss)
6	Building (# of bldgs., storage units, laundry rooms)
7	Parking (carport, garages, or open spaces & number of each type)
8	Insurance
a. Certificates
b. Copies of all insurance policies (last 3-yrs)
c. Loss runs (YTD and last 2-yrs)
d. Invoices & premium amount(s) for prior year & YTD, along with payment support (check copies)
9	List of fire safety equipment, such as smoke sensors, suppression devices, etc. (including system type, rating, map of locations, etc.)
THIRD PARTY REPORTS
1	All existing reports, including, (but not limited to):
2	a. Soils or Geotechnical Report
3	b. Phase I Environmental Report

4	c. Property Condition Report
5	d. Lead-Based Paint Report
6	e. Mold Report
7	f. Asbestos Report
8	g. O & M Plan (if any)
9	h. Engineering study or inspection
10	i. Termite
11	j. Radon
12	k. Appraisal (if dated w/n 24 months)
13	l. Certified As-Built ALTA Survey
TITLE AND OTHER
1	Title Insurance Commitment and all recorded documents referenced therein.
2	Zoning Report(s), Compliance Letters & Description (also any ordinances, amendments, special use permits, etc.)
3	Hazard Zone Designations & Maps: Flood, Wind, Hail, Tornado, other
4	Disclosure of any legal matters affecting the property or collection of rents or deposits; information on any pending litigation
5	Agreements, bonds affecting property (if any)
6	City or County Development Agreements (if any)
7	Condo/Association Documents (if applicable)
a. Articles of Incorporation
b. Bylaws
c. Declaration of Horizontal Regime
d. CC&Rs
CAPITAL SOURCE - SPECIFIC INFORMATION: REIT
1	REIT Property Services Questionnaire
2	Trial balance: Prior year & most recent quarter-end and YTD of current year (in Excel format if possible)
3	General Ledgers: Prior year & most recent quarter-end and YTD of current year (in Excel format if possible)
4	Cash Disbursement Journel: Prior year & most recent quarter-end and YTD of current year
5	Monthly Bank Statements & Reconciliations: Prior year & most recent quarter-end and YTD of current year
6	Check Register: Monthly for most recent quarter-end and YTD of current year
7	AP Aging Detail: Year-end prior year & most recent quarter-end and YTD of current year
8	Invoices & Payment Support: Access to a reasonable number of invoices and payment support detail for prior year & most recent quarter-end and YTD of current year (selections made by auditors)
9
Payroll Selections & Support: 2-mos of payroll selections (made by auditors) and detail support to include the inputs to the amounts, such as timecards, reimbursement calculations, agreements or contracts, etc., as necessary, to support and recalculate the payroll amounts in the financial statements.

10	Lease Selections: 25 selections (made by auditors) with copies of back-up for rents received, for both tenant portion and any housing authority portion paid.

EXHIBIT “D”
Form of Deed

After recordation, return to: 18100 Von Karman, Suite 500 Irvine, California 92612 Attn: Ana Marie del Rio, Esq.	Space Reserved For Recording Information

Special Warranty Deed

MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership (the “Grantor”), having a mailing address of                 , in consideration of the sum of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, sell and convey unto            , a          (the “Grantee”), having a mailing address of 18100 Von Karman, Suite 500, Irvine, California 92612, the real property and improvements described on Exhibit “A” attached hereto and made a part hereof, commonly known as Montclair Parc Apartments, together with improvements and appurtenances, if any (the “Property”), and warrants, and shall defend, the title to the same against any and all acts, conveyances, liens and encumbrances affecting such property made or suffered to be made by, through, or under Grantor, but not otherwise and subject to those exceptions shown on attached Exhibit “B” (“Permitted Exceptions”).

TO HAVE AND TO HOLD the Property unto the Grantee, and Grantee’s successors and assigns forever.

EXECUTED the _____ day of             , 20_____.

GRANTOR:
MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership

By:    Case Montclair Parc L.L.C., an Oklahoma limited liability company, its general partner

By:
Name: Mike D. Case
Its: Manager

STATE OF ___________________    )
    )    ss.
COUNTY OF _______________    )
On                 , before me,                         , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public            (SEAL)

EXHIBIT “A”

LEGAL DESCRIPTION

A tract of land located in the Northwest Quarter of Section 8, Township 10 North, Range 3 West of the Indian Meridian, Oklahoma City, Cleveland County, Oklahoma, being described as follows: Commencing at the Northwest Corner of the Northwest Quarter of said Section 8; thence S. 00°02'13" E. along the West line of said Northwest Quarter a distance of 950 feet to the point of beginning; thence East a distance of 1,011.50 feet; thence S. 00°02'13" E. and parallel with the West line of said Northwest Quarter a distance of 1017.22 feet; thence S. 65°55'43" W., a distance of 29.98 feet; thence N. 24°04'17" W., a distance of 96.06 feet; thence West a distance of 945 feet to a point on the West line of said Northwest Quarter; thence N. 00°02'13" W. along the West line of said Northwest Quarter a distance of 941.74 feet to the point of beginning.

EXHIBIT “B”

PERMITTED EXCEPTIONS

EXHIBIT “E”
Form of General Assignment
ASSIGNMENT AND ASSUMPTION
OF LEASES, CONTRACTS AND APPROVALS
THIS ASSIGNMENT AND ASSUMPTION OF LEASES, CONTRACTS AND APPROVALS (this “Assignment”) is made as of the      day of         , 20__, by and between MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership (“Assignor”), and _____________________________, a(n) ______________________ (“Assignee”).
W I T N E S S E T H:
For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.Assignor hereby sells, transfers, assigns and conveys to Assignee the following:
a.All right, title and interest of Assignor in and to those certain leases described on Exhibit A attached hereto and made a part hereof (collectively, the “Leases”), relating to the leasing of apartment units in or on that certain land and improvements located in the County of Oklahoma, State of Oklahoma, more particularly described in the rent roll and in Exhibit B attached hereto, and all of the rights, interests, benefits and privileges of the lessor thereunder, and all prepaid rents and security and other deposits held by Assignor under the Leases and not credited to Assignee under the Purchase Agreement (defined below) or credited or returned to tenants, but subject to all terms, conditions, reservations and limitations set forth in the Leases.
b.    To the extent assignable, all right, title and interest of Assignor in and to those certain contracts set forth on Exhibit C attached hereto and made a part hereof, and all warranties, guaranties, indemnities and claims, if any (including, without limitation, for workmanship, materials and performance) and which exist or may hereafter exist against any contractor, subcontractor, manufacturer or supplier or laborer or other services relating thereto (collectively, the “Contracts”).
c.    To the extent assignable, all right, title and interest of Assignor in and to those certain approvals, plans, studies and surveys set forth on Exhibit D attached hereto and made a part hereof (collectively, the “Approvals”). Assignee acknowledges and agrees that Assignor’s rights in and to any and all architectural plans and drawings, and the assignment of such rights by Assignor hereunder, is expressly subject to any ownership rights held or retained by the author(s) thereof

2.    This Assignment is given pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions (as amended, the “Purchase Agreement”) dated as of January 27, 2012, between Assignor and Assignee, providing for, among other things, the conveyance of the Leases, the Contracts and the Approvals.
3.    Assignee hereby accepts the assignment of the Leases, the Contracts and the Approvals and agrees to assume and discharge, in accordance with the terms thereof, (a) all of the obligations thereunder from and after the date hereof.
4.    Assignor agrees to indemnify, defend and hold harmless Assignee from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) asserted against or suffered or incurred by Assignee as a result of or in connection with any liabilities or obligations under the Leases, the Contracts or the Approvals relating to periods prior to the date hereof. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all claims, damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting by reason of Assignee’s failure to perform any of the obligations assumed by Assignee hereunder.
5.    In any action to enforce the provisions of this Assignment, the prevailing party shall be entitled to an award of its attorneys’ fees and costs. This Assignment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Assignment. The terms, covenants and conditions hereof shall inure to the benefit of and be binding upon the respective parties hereto, their heirs, executors, administrators, successors and assigns. Any alteration, change or modification of or to this Assignment, in order to become effective, must be made in writing and in each instance signed on behalf of each party to be charged. No provision of this Assignment that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions of this Agreement shall be severable. This Assignment shall be governed by the laws of the State of Oklahoma.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

ASSIGNOR:

MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership

By:    Case Montclair Parc L.L.C., an Oklahoma limited liability company, its general partner

By:
Name: Mike D. Case
Its: Manager

ASSIGNEE: , By: Name: Its:
Exhibit A    Leases
Exhibit B    Description of the Property
Exhibit C    Contracts
Exhibit D    Approvals

ACKNOWLEDGEMENTS ON NEXT PAGE

STATE OF ___________________    )
    )    ss.
COUNTY OF _______________    )
On                 , before me,                         , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                (SEAL)

STATE OF ___________________    )
    )    ss.
COUNTY OF _______________    )
On                 , before me,                         , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                (SEAL)

Exhibit A

Leases

[To be Attached]

Exhibit B

Description of the Property

[To be Attached]

Exhibit C

Contracts

[To be Attached]

Exhibit D

Approvals

[To be Attached]

EXHIBIT “F”
Form of Bill of Sale and General Assignment
BILL OF SALE AND GENERAL ASSIGNMENT
Know all men by these presents, that MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership (“Grantor”), for and in consideration of the sum of ten dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, does bargain, sell, grant, transfer, assign, and convey to _________________________ (“Grantee”) all of its right, title, and interest, if any, in and to any and all (i) tangible personal property owned by Grantor and now at, in or upon or used in connection with the property commonly known as 10900 S. Pennsylvania Ave., located in Oklahoma City, County of Oklahoma and State of Oklahoma (“Property”), and more particularly described on Exhibit A attached hereto, and (ii) intangible personal property in connection with or arising out of the ownership of the Property. The term “Property” shall not include, and Grantor is not hereby assigning or conveying to Grantee, the personal property listed on Exhibit B attached hereto and made a part hereof (the “Excluded Property”).

PROVIDED, HOWEVER, THAT IT IS AGREED AND UNDERSTOOD THAT THE PROPERTY IS USED, IS SOLD “AS IS” AND WITH ALL FAULTS AND “WHERE IS” AND GRANTOR EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF FITNESS OR MERCHANTABILITY, QUALITY, DESIGN AND SUITABILITY OF THE ASSETS IN ANY RESPECT OR IN CONNECTION WITH, OR FOR THE PURPOSES AND USES OF, GRANTEE, EXCEPT AS OTHERWISE SET FORTH IN THAT CERTAIN PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS DATED JANUARY 27, 2012 (THE “AGREEMENT”), AS MAY HAVE BEEN AMENDED, BETWEEN GRANTOR, AS “SELLER” AND GRANTEE, AS “BUYER”, INCLUDING, WITHOUT LIMITATION, THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT.

IN WITNESS WHEREOF, Grantor has executed this Bill of Sale and General Assignment as of the ____ day of ___________________, 20__.

MONTCLAIR PARC APARTMENTS LIMITED PARTNERSHIP, an Oklahoma limited partnership

By:    Case Montclair Parc L.L.C., an Oklahoma limited liability company, its general partner

By:
Name: Mike D. Case
Its: Manager

STATE OF ___________________    )
    )    ss.
COUNTY OF _______________    )

On                 , before me,                 , a Notary Public personally appeared __________________, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                (SEAL)

Exhibit A

Legal Description

A tract of land located in the Northwest Quarter of Section 8, Township 10 North, Range 3 West of the Indian Meridian, Oklahoma City, Cleveland County, Oklahoma, being described as follows: Commencing at the Northwest Corner of the Northwest Quarter of said Section 8; thence S. 00°02'13" E. along the West line of said Northwest Quarter a distance of 950 feet to the point of beginning; thence East a distance of 1,011.50 feet; thence S. 00°02'13" E. and parallel with the West line of said Northwest Quarter a distance of 1017.22 feet; thence S. 65°55'43" W., a distance of 29.98 feet; thence N. 24°04'17" W., a distance of 96.06 feet; thence West a distance of 945 feet to a point on the West line of said Northwest Quarter; thence N. 00°02'13" W. along the West line of said Northwest Quarter a distance of 941.74 feet to the point of beginning.

Exhibit B

Excluded Property

All computer software and computer programs.

EXHIBIT “G”
Form of Non-Foreign Certificate
CERTIFICATE OF NON-FOREIGN STATUS
Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform             , a(n)                  (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by             , a(n)                  (“Transferor”), the undersigned hereby certifies to Transferee the following on behalf of Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);
2.    Transferor’s U.S. employer identification number is _____________; and
3.    Transferor’s office address is ________________________________________.
Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Under penalties of perjury, the undersigned declares that the undersigned has examined this certification and to the best of the undersigned’s knowledge and belief it is true, correct and complete, and the undersigned further declares that the undersigned has authority to sign this document on behalf of Transferor.
Dated as of ____________________, 20__.

, a(n) By: Name: Title:

STATE OF ___________________    )
    )    ss.
COUNTY OF _______________    )

On                 , before me,         ________    , a Notary Public personally appeared                                 , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of _________________ that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Notary Public                (SEAL)

EXHIBIT “H”
Form Of Tenant Notice
____________________, 20__

TO:

Re:    Notice of Lease Assignment and Transfer of Security Deposit

This letter is to notify you that the property commonly known as _________________ (“Property”) has this date been sold and the ownership transferred.
In connection with this sale, all of the interest of the lessor under your lease of space in the Property, together with your security deposit in the amount of $__________, have been transferred to the new owner. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to “_____________” and mailed to __________________________. In addition, all questions or other matters regarding your lease should be directed to the ___________________ at (_____) ____________________.
Thank you for your cooperation.

Very truly yours, , a By: Name: Title:

SCHEDULE 1
LEASES
[SEE ATTACHED]

SCHEDULE 2
CONTRACTS
All Contracts included in the documents delivered to Buyer pursuant to Section 7.1 of the Agreement.

SCHEDULE 3
APPROVALS
All Approvals included in the documents delivered to Buyer pursuant to Section 7.1 of the Agreement.